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                                                               EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 20, 1998 which appears on page 19 of the 1997 Annual Report to Shareholders of Cascade Corporation, which is incorporated by reference in it's Annual Report on Form 10-K for the year ended January 31, 1998. We also consent to the reference to us under the heading "Experts" in such prospectus.

PricewaterhouseCoopers LLP


Portland, Oregon
September 28, 1998